UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See MANAGEMENT’S DISCUSSION AND ANALYSIS—FUTURE EARNINGS POTENTIAL—“Construction Projects” of Mississippi Power Company (“Mississippi Power”) in Item 7 of the Annual Report on Form 10-K for the year ended December 31, 2007 and MANAGEMENT’S DISCUSSION AND ANALYSIS—FUTURE EARNINGS POTENTIAL—“Integrated Coal Gasification Combined Cycle” of Mississippi Power in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 for information relating to the construction of an advanced coal gasification facility located in Kemper County, Mississippi (the “Project”), the application filed with the Department of Energy (the “DOE”) for certain tax credits relating to the Project and the request that the DOE reassign the remaining funds previously awarded to a cancelled Southern Company project that would have been located in Orlando, Florida to the Project. On December 12, 2008, an agreement was entered into between Southern Company Services, Inc. (“SCS”), as agent for Mississippi Power, and the DOE (the “Agreement”), which amended an existing cooperative agreement to effectuate the reassignment of the remaining funds previously awarded to the cancelled Southern Company project to the Project. The Agreement provides for up to approximately $270 million in funding from the DOE to be applied for the construction and demonstration of the Project. The DOE will provide the funding in phases throughout the construction and demonstration of the Project. Mississippi Power’s share of the total Project costs covered by the agreement with the DOE is currently estimated at approximately $1.3 billion. Subject to National Environmental Policy Act review and state environmental reviews and certain regulatory approvals, the Project could begin commercial operation in the fourth quarter 2013.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, plans for construction and completion of the Project and estimated Project costs. Mississippi Power cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Mississippi Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and its subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality and emissions of sulfur, nitrogen, mercury, carbon, soot, or particulate matter and other substances, and also changes in tax and other laws and regulations to which Mississippi Power is subject, as well as changes in application of existing laws and regulations; variations in demand for electricity, including those relating to weather, the general economy, population and business growth (and declines); effects of inflation; advances in technology; state and federal rate regulations; the ability to control costs and avoid cost overruns during the development and construction of the Project; regulatory approvals of the

Project; the ability of counterparties of Mississippi Power to perform as required; and interest rate fluctuations and financial market conditions and the results of financing efforts, including Mississippi Power’s credit ratings. Mississippi Power expressly disclaims any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2008	MISSISSIPPI POWER COMPANY By /s/ Wayne Boston Wayne Boston Assistant Secretary